Exhibit 23

                               CALPROP CORPORATION

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-92633 and 333-92635 of Calprop Corporation on Form S-8 of our report dated June 29, 2004 appearing in this Annual Report on Form 10-K of Calprop Corporation for the year ended December 31, 2003.

Deloitte & Touche LLP

Los Angeles, California
June 29, 2004